SCHEDULE 14A INFORMATION


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ATTENTION ITT SHAREHOLDERS:

                  DO YOU WANT DIRECTORS WHO WILL
                  RUBBER STAMP HILTON'S LOWBALL
                   BID FOR ITT--OR, EVEN WORSE,
                        RUN YOUR COMPANY?

Hilton is asking you to replace ITT's Board of Directors with its own handpicked nominees who would rubber stamp Hilton's inadequate $70 per share hostile offer for your company. But do you really know who these people are? Will they work for your best interests--or only do what's best for Hilton? Hilton's own proxy statement admits that "it's not expected that the Hilton nominees would actively solicit additional offers" for ITT.

Before deciding whether to vote for Hilton's "rubber stamp"
Board, take a moment to look at who Hilton is proposing as the new directors of your company.

Hilton's Nominees

According to Hilton's own proxy, their nominees include:

  o Three people who served in senior executive capacities at companies that have filed for bankruptcy since 1990.

  o  Four former directors of Bally Entertainment who were paid
     $200,000 by Hilton after Hilton bought Bally last year.

  o  The brother-in-law of Hilton's Chief Financial Officer.

  o An executive of DiGiorgio Corporation, the food distributor owned by Hilton's head gaming officer.

  o  Two former colleagues of Hilton's Chief Executive Officer.

  o  Two former executives at Hilton's investment banking firm.

  o  A partner at one of Hilton's law firms.

  o  Eight people with no current job.

Would you be comfortable with these people as directors of ITT--especially when nobody knows how long they will control the fate of your company? Remember, it took Hilton 6 months to get gaming approvals to complete its friendly acquisition of Bally last year.

If you vote for the ITT Board, you will get directors committed to creating economic value superior to Hilton's inadequate hostile offer. The ITT Board has already overseen the creation of more than $15 billion in market value since the beginning of 1992, and stockholders in ITT over that time have seen their investment outperform the S&P 500 by more than 70%. What will Hilton's nominees do for you?

      Choose Directors Who Are Committed To You
     Vote For The ITT Directors On The BLUE Card

You must use the BLUE proxy card to reelect ITT's experienced Directors. Please sign and return your BLUE card today. Ignore Hilton's white card. If you have questions, or need information or voting assistance, please call our proxy firm, GEORGESON & COMPANY INC. toll-free at (800) 223-2064.

                               ITT

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